Exhibit  10.27
TERRITORY  LICENSE  AGREEMENT
This Agreement ("Agreement") is entered into and effective as of February IS, 2004 (the "Effective Date") between 5G Wireless Communications, Inc., a Nevada corporation, with its principal place of business at 4136 Del Key Ave. Marina Del Ry, California 90292 ("SO"), and Network Installation Corp. a Nevada corporation with a principal place of business at 18 Technology Dr. Suite 140A Irvine, California, 92618. Herein know as the "Licensee".
A. 5G owns certain proprietary software and hardware products designed to provide broadband Wi-Fi solutions.
B. 5G wishes to sell certain hardware and software to Licensee, and Licensee wishes to purchase certain hardware and software from 5G to sell or distribution the Licensee's product offering in the Territory (defined below). THEREFORE, in consideration of the terms herein and other consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:
1.    DEFINITIONS.
All definitions below or elsewhere in this Agreement apply to both their singular and plural forms, as the context may require. "Herein," "hereunder," and "hereof and similar expressions refer to this Agreement. "Software" refers only to the object code version of software and not the source code, unless otherwise specified herein, Notwithstanding anything to the contrary express or implied herein, all references in this Agreement to the "sale" or "purchase" of any software only means the sale or purchase of a license or sublicense, as the case may be, to use such software or Intellectual Property pursuant to this Agreement. "Section" refers to sections in this Agreement. "Including" means "including without limitation." "Pays" means "calendar days," unless otherwise stated.
"Bundled Products" means the bundled products sold by Licensee which includes the Licensed Product.
"Customers" means persons or entities who purchase the Licensed Product from Licensee, in accordance with the provisions of this agreement, and make the Licensed Product available to End Users.
"Documentation" means the documentation and other written materials relating to the Licensed Software specified and as described in Exhibit A hereto and as otherwise provided by 50 to Licensee hereunder.
"End Users" means members of the general public who use the Licensed Product in order to access the Internet and not for resale purposes. "Hardware" means all the components supplied and/or manufactured by 5G.
"Intellectual Property" or "Intellectual Property Rights" collectively means any and all patents (including reissues, divisions, continuations and extensions thereof), patent registrations, patent applications, data rights, utility models, business processes, trademarks, trade secrets, know how, trade names, registered or unregistered designs, mask works, copyrights, moral rights and any other form of proprietary protection afforded by law to intellectual property, or any applications therefore, which arises or is enforceable under the laws of the United States, any other jurisdiction or any bi-lateral or multi-lateral treaty regime.
"Licensed Software" means the proprietary software owned and/or licensed by 5G specified in and as described in Exhibit A hereto, in object code only, and includes any Updates thereof provided by 5G to Licensee hereunder. "Licensed Product" means units of the Hardware on which the Licensed Software is installed by 5G, which units are purchased by Licensee from 5G hereunder, and relevant Documentation.
"Local Compliance" or "Locally Compliant" means obtaining any and all approvals, registrations, licenses, certifications, permits, filings or other clearances necessary or appropriate for the use or distribution of the Licensed Product and the Bundled Product in the applicable jurisdictions for the implementation of this Agreement, and taking all other necessary actions so that (i) this Agreement is fully and lawfully effectuated in accordance with its intended purpose and (ii) the Licensed Product and the Bundled Product satisfy applicable industry and any other standards in the applicable jurisdictions for the implementation of this Agreement.
"Marks" means trademarks, service marks, trade names, trade dress or logos. "Open Source Programs" has the meaning set forth in Section 4. "Paid Units" has the meaning set forth in Section 14.3.
'Term"  has  the  meaning  set  forth  in  Section  14.1.
"Territory"  means  the  area  specific  in  Exhibit  A  -  Section  4.
"Update" means fixes, error corrections, or other maintenance releases for the Licensed Software that 5G generally makes available to licensees of the Licensed Hardware & Software. Updates do not include any release, option or future product that 5G separately licenses.
2.    SALE  OF  THE  LICENSED  PRODUCT;  TRADEMARK  LICENSE.
2.1. Safe of Units. - Subject to the terms and conditions of this Agreement, 5G hereby agrees to sell, and Licensee hereby agrees to purchase, units of the Licensed Product, pursuant to the purchase order process described in Section 5 hereof.
2.2. Ownership and Sale of Hardware. Upon payment of the purchase price for each unit of the Licensed Product by Licensee hereunder, Licensee shall own the Hardware components of such Licensed Product but shall not have any right, title or interest in and to the Licensed Hardware & Software except as expressly provided in Section 10. Licensee shall not remove, obscure or alter any proprietary rights and ownership notices of 5G on the Hardware or the Software, Nothing in this Agreement prohibits Licensee from leasing, sharing, selling or transferring the Hardware components of the Licensed Product, provided that the Licensed Software has been permanently and irreversibly removed from such Hardware in accordance with this Agreement.
3.    SOFTWARE  AND  DOCUMENTATION  LICENSE.
3.1. License. - Subject to the terms and conditions of this Agreement and effective upon the delivery of units of the Licensed Product by 5G to Licensee, 5G hereby grants to Licensee a non-exclusive, non-transferable, limited right and license during the Term, in the Territory, solely to;
3.1.1. bundle the Licensed Product as an integrated whole and in the form delivered by 5G to Licensee hereunder, with software, hardware and other materials of Licensee and third parties into the Bundled Products;
3.1.2. internally use, reproduce, display, and perform the Documentation solely as necessary to exercise the right granted herein;
3.1.3. internally use the Licensed Hardware and/or Software only as an unmodified and integrated part of the Licensed Product line;
3.1.4. distribute the Licensed Hardware and/or Software as installed on and only as an unmodified and integrated part of the Licensed Product as bundled in the Bundled Product to Customers and grant to Customers the right to use the Licensed Hardware and/or Software only as an unmodified and integrated part of the Licensed Product in accordance with the provisions of this agreements; and
3.1.5. make available, and grant to Customers the right to make available, to End Users the Licensed Hardware and/or Software as installed on and only as an unmodified and integrated part of the Licensed Product as bundled in the Bundled Product, and grant to Customers the right to grant, to End Users the right to use, display and perform the Licensed Hardware and/or Software as installed on and only as an unmodified and integrated part of the Licensed Product for internal and personal purposes only in accordance with this agreement.
3.2. Limited Sublicense Rights, -Before exercising the sublicense right granted herein, to End Users or Customers, Licensee will require all its End Users and Customers (and such Customers' End Users) to enter into a valid and enforceable written agreements with Licensee which include the provisions set forth on Exhibit C (the "Mandatory Terms"), and no terms inconsistent therewith or derogating therefrom. For End Users, Licensee may use written document and/or "click-wrap" or electronic agreements whereby the End User manifests his/her assent to be bound by the Mandatory Terms, provided each such agreement is fully binding and enforceable in the jurisdiction of the Territory in which it is used. Licensee shall not have the right to sublicense the Licensed Hardware and/or Software in any form, whether as an installed component of the Licensed Product or otherwise, except as expressly permitted under this agreement.
3.3. Restrictions. - Except as applicable to Open Source Programs, Licensee shall not, nor permit others to:
3.3.1. use the Licensed Hardware and/or Software, the Documentation, other Confidential Information of 5G, or any clement of any of the foregoing except as expressly permitted herein;
3.3.2. reverse engineer, decompile, disassemble, extract and/or exploit any element of the object code of the Licensed Hardware and/or Software, or otherwise attempt to discover, disassemble, extract, and/or exploit the source code, algorithms, or any other elements of the Licensed Hardware and/or Software or Documentation, unless otherwise expressly mandated by applicable law and then only to the extent so mandated;
3.3.3. reproduce, create derivative works based on, modify or translate the Licensed Hardware and/or Software or Documentation;
3.3.4. use or permit a third party to use the Licensed Hardware and/or Software as a stand alone application or in any manner or format other than as a pre-installcd component of the Licensed Product in Object code form;
3.3.5.  reproduce  the  Licensed  Product;
3.3.6. other than bundling subject to the terms of this Agreement, Licensee shall not, and shall not permit a third party to, integrate, incorporate or port into products the Confidential Information of 5G, the Licensed Hardware and/or Software or Documentation, or any element of any of the foregoing; or
3.3.7. transfer, assign, sublicense, pledge, lease, rent, sell, resell, share, distribute, disclose, publicly display or publicly perform the Confidential Information of 5G, the Licensed Hardware and/or Software (except as expressly permitted herein), the Documentation, or any element of any of the foregoing.
4.    OPEN  SOURCE  AND  THIRD  PARTY  SOFTWARE.
4.1. Open Source Program Terms and Conditions, - Licensee understands and acknowledges that the Licensed Products is comprised of
4.1.1.  proprietary  5G  Hardware  and/or  Software  and
4.1.2. third party hardware and software which use open source software programs (all such open source software programs and all portions of licensed third party software programs that integrate open source software programs are referred to as "Open Source Programs"). Licensee's use of the Licensed Software (other than the Open Source Programs included in the Licensed Software) is governed by this Agreement and Licensee's use of each of the Open Source Programs included in the Licensed Software is governed by the terms set forth in Exhibit E and any provisions set forth in any software or documentation relating thereto. Licensee acknowledges and agrees that it has read, understands and agrees to the terms and conditions applicable to each such Open Source Program. Should Licensee have any question regarding which terms and conditions apply to any particular Open Source Program, Licensee agrees to request a copy of such terms and conditions from 5G before copying, installing, modifying, distributing, or otherwise using such Open Source Program. Notwithstanding anything to the contrary in this Agreement, except as expressly set forth in the relevant terms and conditions for an Open Source Program, 5G imposes no obligations, limitations or restrictions on Licensee's access or use of the Open Source Programs.
4.1.3. Open Disclaimer. - LICENSEE ACKNOWLEDGES AND AGREES THAT THE OPEN SOURCE PROGRAMS DO NOT CARRY AND LICENSEE DOES NOT RECEIVE UNDER THIS AGREEMENT ANY LICENSE, COVENANT NOT TO SUE, OR OTHER RIGHTS UNDER ANY INTELLECTUAL PROPERTY RIGHT. THIS AGREEMENT DOES NOT AND SHALL NOT BE INTERPRETED TO INCLUDE ANY REPRESENTATION OR WARRANTY THAT THE OPEN SOURCE PROGRAMS OR THE USE THEREOF,
WHETHER ALONE OR IN COMBINATION WITH OTHER HARDWARE OR SOFTWARE, IS FREE FROM ERROR OR INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OR OTHER RIGHTS OF ANY THIRD PARTY. THE OBLIGATIONS OF SO IN THIS AGREEMENT DO NOT EXTEND TO THE OPEN SOURCE PROGRAMS, THEIR OPERATION OR PERFORMANCE. 5G DISCLAIMS ALL LIABILITY ARISING OUT OF THE USE OR OPERATION OF THE OPEN SOURCE PROGRAMS. LICENSEE ACKNOWLEDGES THAT THE OPEN SOURCE PROGRAMS ARE PROVIDED STRICTLY "AS IS," AND THAT LICENSEE'S USE OF THE OPEN SOURCE PROGRAMS IS SOLELY AND ENTIRELY AT LICENSEE'S RISK. LICENSEE SHALL DEFEND, INDEMNIFY AND HOLD 5G HARMLESS FROM ANY AND ALL CLAIMS, LIABILITIES, EXPENSES (INCLUDING LEGAL FEES) OR DAMAGES INCURRED BY 5G RELATED TO LICENSEE'S USE OR INABILITY TO USE ANY OPEN SOURCE PROGRAM.
4.2. No Implied Licenses. - All rights or licenses not expressly granted to Licensee hereunder are reserved by 5G (or Us licensors) and no additional or other licenses (including without limitation any implied licenses) are granted to Licensee under this Agreement.
5.    PURCHASE  OF  LICENSED  PRODUCT.
5.1. Forecasts and Purchase Orders. - Licensee shall deliver monthly a six (6) month non-binding forward-looking forecast for the Licensed Product, which does not represent any commitment by Licensee to purchase any units of the Licensed Product.
5.2. Licensee shall initiate purchases via a written purchase order, which shall reference
5.2.1.  the  type  and  number  of  units  of  the  Licensed  Product,
5.2.2.  the  applicable  price  per  unit,
5.2.3.  a  commercially  reasonable  carrier  and  destination,  and
5.2.4. the requested delivery date. 5G may, but is not required to, accept any purchase order which specifies a delivery date earlier than forty-five (45) days after the date such purchase order is received by 5G. Within seven (7) calendar days of receipt of such purchase order, 5G shall either reject, accept or accept with modified terms the purchase order. If 5G does not respond within such seven-day period, then such purchase order shall be deemed rejected. If 5G accepts a purchase order with modified terms, Licensee may issue a purchase order containing the modified terms within seven (7) calendar days after receipt of 5G's response, which upon receipt by 5G, shall be deemed accepted. All purchase orders shall be governed by and subject to this Agreement. In the event of a conflict between the provisions of this Agreement and any terms and conditions of a purchase order, or 5G's acknowledgment or other written communications, the provisions of this Agreement shall prevail.
5.3. Change Orders and Rescheduling. - Licensee may issue by written notice requested changes to any accepted purchase orders. 5G will make commercially reasonable efforts to accommodate such change, provided that any additional costs associated with such change shall be borne by Licensee. Any such changes shall not be deemed effective until such time as 50 has notified Licensee in writing of its acceptance of such changes. Failure of 5G to confirm Licensee's change order within Seven (7) calendar days after receipt of notice of changes shall be deemed a rejection of such change. Acceptance of any such changes shall not affect Licensee's obligations to purchase the Initial Purchase Commitment or Minimum Purchase Commitment, if any, as set forth in this agreement.

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p.

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5.4.   Delivery  Terms;  Shipping.  -  All  shipments shall be F.C.A. (Incoterms
2000) 5G's dock ("Delivery Location"). Title and risk of loss shall pass to Licensee upon JO's or its manufacturer's tender of delivery to the common carrier or Licensee's designee at the Delivery Location. 5G agrees, upon Licensee's request, to deliver the Licensed Product to 5G's freight forwarder or another mutually agreed upon carrier for export from the country of origin. Licensee shall be responsible for all shipping and freight costs and expenses from the Delivery Location. If Licensee fails to specify a commercially reasonable carrier or means of transportation or routing in its purchase order, 5G shall select the carrier, on a commercially reasonable basis.
6.    SUPPORT  AND  TRAINING.
6.1. Support to Licensee. - 5G shall provide Licensee's engineering staff with Level Three (3) Support for a support fee set forth in Exhibit D. ("Level Three (3) Support") means engineering or technical support provided by 5O to Licensee in connection with the Licensed Product and/or Software, provided by telephone, email or other electronic means during 5G's normal business hours.
Licensee acknowledges and agrees that Licensee shall seek Level Three (3) Support from 5G only after Licensee employees trained by 5G have made diligent efforts to understand, define and ameliorate the technical or engineering issue as such arise,
Technical  Training,  - Upon Licensee's request, 5G will provide to Licensee two
(2) days of technical training services, subject to a separate training fee in connection with the operation of the Licensed Product at 5G's facilities in Marina Del Rey, California. The dates of such training will be mutually agreed by the parties. Licensee is responsible for all travel, lodging and other costs for its personnel attending such training.

7.    MARKETING
7.1. Co^Marketittg Activities, - Licensee end 5G shall mutually determine and engage in co-marketing activities to promote the Licensed Product, including the following: issuance of joint press releases throughout the Term and the life cycle of the Licensed Product endorsing and promoting the Licensed Product; joint creation of collateral marketing materials; each party referring its customers, vendors, press resources and analysts to the other party; Licensee's public endorsement of the Licensed
Product; and collaboration in benchmark activities, case studies, product demonstrations, designated speaking events, industry trade shows and similar industry events. Each party shall comply with the Marks guidelines and quality control policy and instructions for the use of the other party's Marks and shall only use such Marks after receiving prior written consent from the other party for each such intended use.
7.2. Press Releases. - At any time after the Effective Date, 5G shall have the right to produce and issue press releases describing the following items; (a) that Licensee has purchased and will incorporate the Licensed Product into Licensee's products and/or business, and (b) the existence of this Agreement, provided that the press release will exclude any information on the financial terms of this Agreement or specific details about the licenses granted by 5G to Licensee herein.
8.    PAYMENTS
8.1. Fees. - Licensee shall pay a purchase price for each unit of the Licensed Product equal to the price set out in Exhibit A (at the time of submitting the purchase order). The purchase price per unit of the Licensed Product includes the license fee for the Licensed Product and/or Software. If Licensee purchases support services from 5G pursuant to the Exhibit A, Licensee shall pay an annual support fee equal to the then applicable price set forth in Exhibit A (at the time of submitting the purchase order), for each one-year period beginning the Effective Date, or fraction thereof, during which 5G provides such support to Licensee.
8.2. Invoicing and Payment. - The total amounts for each purchase order shall be due and payable as follows; (a) 50% upon purchase order and (b) balance due prior to shipping.
8.3. Any support fees will be due and payable net thirty (30) days after the first day of the applicable support period. The fee for training, if any, will be due and payable no less than ten (10) days prior to the date such training commences. Any amounts payable by Licensee hereunder that remain unpaid after the due date will be subject to a late charge equal to the lesser of one and one-half percent (1.5%) per month and the maximum rate allowable by law from the due date until such amount is paid. Licensee shall make no offset for any amounts due to 5G regardless of the justification for such intended offset.
8.4. Taxes, - Licensee shall pay all applicable import duties, customs, fees, sales, and use and value added taxes, tariffs, duties or assessments arising out of the transactions contemplated under this Agreement (except for taxes imposed on 5G's net income) (collectively, "Taxes"). Licensee shall pay directly, or reimburse or gross-up 5G for, the amount of any such Taxes which 5G is at any time obligated to pay or collect. Licensee shall promptly furnish 5G with the official receipt of any payment of such sales, use, value added or other tax, tariff, duty or assessment by Licensee to the appropriate taxing authority. Upon 5G's request therefore, Licensee shall also provide 5G with copies of resale certificates or other documents evidencing to 5G*s reasonable satisfaction any exemption which Licensee may claim from any sales, use, value added or other tax, tariff, duty or assessment that 5G reasonably determines it would have to pay or uullcct arising out of or related to any of the transactions contemplated under this Agreement in the absence of such an exemption.
9.    CONFIDENTIALITY.

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9.1.   Confidential  Information,  -"Confidential  Information"  means  the proprietary or confidential information of a party (each, a "Discloser") which is disclosed to the other party (each, a "Recipient"), whether before or after the Effective Date, and (a) if disclosed in writing, is marked as confidential at the time of disclosure, or (b) if disclosed orally or in other intangible form, is identified and treated as confidential at time of disclosure and identified in writing and marked confidential within thirty (30) days after disclosure and relates to products, plans, designs, costs, prices, finances, marketing plans, business opportunities, personnel, research, development, know-how, trade secrets, inventions, blueprints, techniques, processes, algorithms, software programs, schematics, designs, contracts, customer lists, procedures, formulae, patent applications and other information relating to Discloser's business, services, processes or technology. The Licensed Hardware and/or Software, in any form, and the Documentation are hereby designated by 50 and acknowledged by Licensee to be 5G's Confidential Information and shall be treated as such hereunder by Licensee. Confidential Information shall not include information that Recipient proves: (i) was known by Recipient or was publicly available prior to disclosure by Discloser to Recipient; (ii) became publicly available after disclosure by Discloser to Recipient through no act of Recipient; (iii) is hereafter rightfully furnished to Recipient by a third party without confidentiality restriction; or (iv) is disclosed with the prior written consent of Discloser or as expressly authorized under this Agreement.
9.2. Nondisclosure. - Recipient shall not, except as otherwise expressly provided herein, use, disclose, disseminate or otherwise allow access to the Confidential Information of Discloser to anyone other than Recipient's employees that have a need to know such Confidential Information to implement this Agreement and who are bound by written confidentiality obligations with provisions no less stringent than those contained in this Section 8. Recipient shall prevent unauthorized disclosure or use of the Confidential Information of Discloser. Without derogating from the generality of the foregoing, Recipient shall keep Discloser's Confidential Information in a safe and secure location; monitor all access thereto, and keep a log of the persons to whom such access is granted. Discloser and Recipient shall execute all documents and otherwise shall take all necessary steps to ensure that Discloser and Recipient shall each be able to enforce Discloser's rights hereunder against Recipient, its employees and all other third parties to whom Recipient discloses Discloser's Confidential Information, in each jurisdiction in the Territory in which Discloser's
Confidential Information is disclosed by Recipient. Recipient shall be responsible for any breach of this Section 8.2 by Recipient's employees, contractors or agents.
9.3. Ownership, - Recipient acknowledges and agrees that Disclosure (or its licensors) owns ail rights, title and interests, including Intellectual Property Rights, in and to Discloser's Confidential Information.
9.4. Notification. - If Recipient learns or believes that any person who has had access to the Confidential Information of Discloser has violated or intends to violate this Agreement, Recipient shall immediately notify Discloser and shall cooperate with Discloser in seeking injunctive or other equitable relief against any such person.
9.5. Exceptions, - Recipient may disclose the Confidential Information of Discloser, only if such disclosure is required by law, provided that Recipient promptly notifies Discloser to allow intervention by Discloser (prior to the disclosure), cooperates with Discloser to contest or minimize the disclosure (including application for a protective order) at Recipient's expense and limits such disclosure to the party entitled to receive the Confidential Information and to the scope of the legal requirement. Notwithstanding the foregoing, any Confidential Information disclosed pursuant to this Agreement shall otherwise continue to be treated as Confidential Information hereundcr,
9.6. Confidentiality of Agreement. - Except as set forth in herein, neither party will publicly disclose any term of this Agreement or announce the existence of this Agreement without the prior written consent of the other party, except that each party may reveal the terms of this Agreement (a) to its accountants, banks, financing sources, lawyers and other professional advisors, provided that

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such  parties undertake in writing to keep such information confidential, or (b)
as required by applicable laws and regulations including those of the U.S. Securities and Exchange Commission.
9.7. Reproduction of Confidential Information. - Confidential Information shall not be reproduced except as required to implement this Agreement. Any reproduction or derivative of any Confidential Information of Discloser by Recipient shall remain the property of Discloser and shall contain all confidential or proprietary notices or legends which appear on the original.
10.  OWNERSHIP
10.1. By 5G, - except for any express rights and licenses granted by 5G to Licensee hereunder, 5G shall own all rights, title and interests, including all Intellectual Property Rights, in and to the Confidential Information of 5G, the Licensed Software (other than any Open Source Programs incorporated therein), the Documentation, the Hardware (except for Paid Units, but retaining Intellectual Property Rights underlying such Paid Units), the Marks of 50 and any element of any of the foregoing.
11.  WARRANTIES.
11.1. Licensee. - Licensee represents, warrants and covenants to 5G on a continuing basis during the Term all of the following:
11.1.1. Licensee shall perform and implement this Agreement and use the Licensed Product: (i) only as specified hereunder; (ii) only for lawful purposes pursuant to all applicable laws and regulations; and (iii) without violating any Intellectual Property, publicity, privacy, confidentiality, contractual or other right of any third party.
11.1.2. Licensee has obtained, or will obtain before 5G acts as a sales representative of, or bundles, sells, licenses or otherwise makes available (collectively "Markets") any Licensed Product in any jurisdiction in the Territory, all licenses, registrations of this Agreement, permits or other government approvals required in such jurisdiction(s) therein, to effectuate this Agreement in accordance with its terms; and Licensee shall be solely responsible to ensure, at Licensee's sole expense, that the Licensed Products are Locally Compliant in each such jurisdiction before Licensee Markets any of the Licensed Products or Bundled Products.
11.1.3. No currency control laws prevent the payment to 5G of any sums due to it here for as provided herein;
11.1.4. The provisions of this Agreement and the rights and obligations of the parties hereunder, are enforceable under the laws of the jurisdictions in the Territory.
11.1.5. Licensee shall advise 5G of any legislation, rule, regulation or other law that is in effect or that may come into effect after the Effective Date that affects the importation of Licensed Products or Bundled Products into, or the use and the protection of Licensed Products or Bundled Products in the Territory; and
11.1.6. Licensee shall ensure that all Licensed Products are provided to Licensee's Customers in compliance with this agreement, and that the Licensed Hardware and/or Software is used solely in conjunction with the Licensed Products.
11.2. Product Warranty, - This Limited Product Warranty applies to the original end-user customer of the 5G Wireless product which you purchased for your own use, and not for resale ("Product"), from 5G Wireless Communications, Inc. ("5G Wireless") or its authorized reseller ("Reseller").

11.2.1. One-year limited hardware warranty: 5G Wireless warrants to you that 5G Wireless hardware (other than Third Party Products as described below) will be free from defects in materials and workmanship for a one year period after the date of delivery of the applicable product to you from 5G Wireless or its Reseller (the "Hardware Warranty Period").
11.2.2. If 5G Wireless receives notice of such defects during the Hardware Warranty Period, 5G Wireless will, at Us option, either repair or replace 5G Wireless hardware that prove to be defective. Replacement products may be remanufactured units, and will be warranted for the remainder of the original Hardware Warranty Period, or if greater, for ninety days from delivery of such replacement. Should 5G Wireless be unable to repair or replace the 5G Wireless hardware, 5G Wireless (or its Reseller, as applicable)  will  refund  to  you  the  purchase  price  of  the  Product.
11.3. Licensed Product Warranty Return Procedures-To obtain warranty service you must: (a) obtain a return materials authorization number ("RMA#") from 5G Wireless by contacting 1 -800-916-1611 (or for customers outside the U.S., contact 1 -310-754-3780), and (b) deliver the Product, in accordance with the instructions provided by 5G Wireless, along with proof of purchase in the form of a copy of the bill of sale including the Product's serial number, contact information, RMA# and detailed description of the defect, in either its original package or packaging providing the Product with a degree of protection equivalent to that of the original packaging, to 5G Wireless at the address below. You agree to obtain adequate insurance to cover loss or damage to the Product during shipment.
11.3.1. If you obtain an RMA# and return the defective Product as described above, 5G Wireless will pay the cost of returning the Product to 5G Wireless. Otherwise, you agree to bear such cost, and prior to receipt by 5G Wireless, you assume risk of any loss or damage to the Product. 5G Wireless is responsible for the cost of return shipment to you if the 5G Wireless Product is defective.
11.3.2. Returned products which are found by 5G Wireless to be not defective, returned out-of-warranty or otherwise ineligible for warranty service will be repaired or replaced at 5G Wireless's standard charges and shipped back to you at your expense.
11.3.3. At 50 Wireless's sole option, 5G Wireless may perform repair service on the Product at your facility, and you agree to provide 5G Wireless with all reasonable access to such facility and the Product, as required by 50 Wireless. On-site repair service is not available outside the United States.
11.3.4. All replaced parts, whether under warranty or not, are the property of 5G Wireless.
11.4. Software Warranty - 5G Wireless warrants to you that the 5G Wireless software will materially conform to the functional specifications in the applicable documentation for a 90-day period after the date of delivery of the applicable product to you from 5G Wireless or its Reseller (the "Software Warranty Period), due to defects in material and workmanship when properly installed and used. If 5G Wireless receives notice of such defects during the Software Warranty Period and is able to reproduce the defect, 5G Wireless will, at its option, either repair or replace the defective 5G Wireless software. Should 5G Wireless be unable to repair or replace the 5G Wireless software, 5G Wireless (or its Reseller, as applicable) will refund to you the purchase price of the Product,
11.5. Exclusions to Products Hardware and/or and Software Warranty - The warranty on your 5G Wireless Products shall not apply to defects resulting from the following:
11.5.1. Alteration or modification of the Product in anyway, including without limitation configuration with software or components other than those supplied by 5G Wireless or integration with parts other than those supplied by 5G Wireless.
11

11.5.2. Abuse, damage or otherwise being subjected to problems caused by negligence or misapplication (including without limitation improper or inadequate maintenance or calibration), relocation of the products (including without limitation damage caused by use of other than 5G Wireless shipping containers), or use of the products other than as specified in the applicable 5G Wireless product documentation (including without limitation incompatible operating environments and systems), or improper site preparation or maintenance.
11.5.3. Damage as a result of accidents, extreme power surge, extreme electromagnetic field, acts of nature or other causes beyond the control of 5G Wireless.
11.5.4. Use of the Product with software, interfacing, parts or supplies not supplied by 5G Wireless.
11.5.5. 5G shall not be liable under the warranties set forth in agreement, if its testing and examination discloses that the returned unit of the Licensed Product or Licensed Software has been modified in any way, or an alleged defect in such unit does not exist or was caused by Licensee's or a third party's misuse, neglect, modification, improper installation or testing, unauthorized attempts to repair, by an accident, by any failure related to any third party hardware or software incorporated by Licensee or any third party therein, or by other reason not caused by 5G.
11.6. Additional Disclaimers - 5G Wireless expressly disclaims any warranty or obligation to support the Product for all operating environments - for example, as illustration and not limitation, 5G Wireless does not warrant or ensure interoperability of the Product with future telecommunication systems or other future software or hardware,
11.6.1. The Licensee understand and acknowledge that the 2.4 GHz spectrum in the United States in which the products are used currently is un-licensed and available at no cost to 5G Wireless and others. However, this is subject to change and may not be the case in all countries. IT IS YOUR RESPONSIBILITY TO DETERMINE AND COMPLY WITH ALL LEGAL AND REGULATORY REQUIREMENTS (INCLUDING PAYMENT OF FEES AS REQUIRED) WITH RESPECT TO YOUR USE OF THE PRODUCTS, INCLUDING OFFERING OF SERVICES BASED ON THE PRODUCTS. In addition, use of the Product may be subject to interference in certain areas, which is beyond the control of 5G Wireless,
11.7. Third Party Product Warranty - The above Limited Warranties are exclusive of products manufactured by third parties ("Third Party Products"). If such third party manufacturer provides a separate warranty with respect to the Third Party Product, 5G Wireless will include such warranty in the packaging of the 5G Wireless Product.

12.  WARRANTIES  DISCLAIMER
EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN AGREEMENT NEITHER PARTY MAKES ANY WARRANTY, AND EACH PARTY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED OR ARISING OUT OF A COURSE OF CONDUCT OR COURSE OF DEALING, INCLUDING ALL WARRANTIES OF TITLE, PERFORMANCE, USE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. LICENSEE SHALL NOT MAKE OR PASS ON, AND SHALL TAKE ALL MEASURES NECESSARY TO ENSURE, THAT NEITHER IT NOR ANY OF ITS AGENTS OR EMPLOYEES MAKE OR PASS ON TO CUSTOMERS OR END USERS, ANY WARRANTY OR REPRESENTATION MADE BY 5G TO LICENSEE, EXCEPT TO THE LIMITED EXTENT OTHERWISE REQUIRED BY APPLICABLE LAW. EXCEPT FOR ANY EXPRESS WARRANTIES GIVEN BY 5G IN
SECTION 10.3 OR SECTION 10.4, THE LICENSED SOFTWARE, THE HARDWARE, THE DOCUMENTATION AND THE LICENSED PRODUCT ARE PROVIDED TO LICENSEE "AS-IS" WITHOUT ANY WARRANTY. NO ORAL OR WRITTEN STATEMENT PROVIDED BY 5G SHALL CREATE ANY WARRANTY.
13.  INDEMNIFICATION
13.1. Indemnification By 5G - Subject to Sections herein, 5G, at its own expense, shall:
13.1.1. defend, or at its option settle, any claim, suit or proceeding brought by a third party against Licensee, to the extent such claim arises out of Licensee's authorized use, sale or distribution of the Licensed Product and alleges that the Licensed Product as used in accordance with this Agreement infringes any United States copyright or trademark right(s) of a third-party, or misappropriates any United States trade secret of a third party; and
13.1.2. pay any final and non-appealable judgment entered or settlement against Licensee thereon; provided, however, that 5G shall not be responsible for any compromise or settlement made without its consent. 5G shall have no obligation to Licensee unless:
13.1.2.1.    Licensee  gives  5G  prompt  written  notice  of  the  claim;
13.1.2.2. 5G is given the right to control and direct the investigation, preparation, defense and settlement of the claim; and
13.1.2.3. Licensee fully cooperates with 5G, at 5G's expense, in such defense and settlement. Notwithstanding the foregoing, Licensee shall have the right at its cost to employ counsel of its choice to defend such claim.
13.2. Exclusions - 5G's indemnification obligations shall not apply to any claim relating to:
13.2.1. the Licensed Product, or any part thereof, that have been modified, changed, abused, not used as authorized hereunder, or combined or integrated with software, hardware or other materials of Licensee and third parties;
13.2.2. the Bundled Product, except for the Licensed Product, or any part thereof;
13.2.3. use of the Licensed Product, or any part thereof, that exceeds the scope of the licenses expressly granted in this Agreement; and/or
13.2.4. Licensee's failure to use the Licensed Product, or any part thereof, in accordance with the provisions of this Agreement.

13.3. Additional Rights - If 5G believes that the use, sale or distribution of any units of the Licensed Product by Licensee, its
Customers or End Users may or will enjoined, or in the event 50 wishes to minimize its potential liability hereunder, 5G may, at its option, either:
13.3.1.     substitute  functionally equivalent non-infringing Licensed Product;
13.3.2. modify the infringing Licensed Product so that they no longer infringe but remain functionally equivalent;
13.3.3. obtain for Licensee, at 5G's expense, the right to continue to use, sell or distribute such Licensed Product; or
13.3.4. if none of the foregoing is feasible, accept return of the infringing units of the Licensed Product that contain any infringing Licensed Product and refund the purchase price paid therefore minus the depreciation for such units calculated based on straight-line method over two (2) years from the date of purchase.
13.4. Open Source Programs - THE FOREGOING INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 11.1 DO NOT, UNDER ANY CIRCUMSTANCES, APPLY TO ANY CLAIM, SUIT OR PROCEEDING THAT RELATES TO OR ARISES OUT OF ANY OPEN SOURCE PROGRAM OR USE THEREOF, THE RIGHTS AND REMEDIES SET FORTH HEREIN CONSTITUTE THE SOLE AND ENTIRE OBLIGATIONS OF 5G AND THE SOLE AND EXCLUSIVE REMEDY OF LICENSEE, IN LIEU OF ALL OTHERS, WITH RESPECT TO ANY CLAIMS OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OR OTHER RIGHTS OF THIRD PARTIES.
13.5.  Indemnification  by  Licensee.  -  Licensee,  at  its own expense, shall:
13.5.1. defend, or at its option settle, any claim, suit or proceeding against 5G arising from or in connection with 13.5. I.I. Licensee's breach of any of its warranties, representations or obligations contained herein.
13.5.1.2. the Bundled Product or Licensed Product including Licensee's or any Customer's or End User's use or inability to use the Bundled Product, Licensed Product, or part thereof,
13.5.1.3. Licensee Marks or any Licensee modification, combination, adaptation, integration, incorporation, reproduction, distribution or performance of the Licensed Product or Bundled Product, or any part thereof, or
13.5.1.4. any third party claim of bodily injury, death or damage to property arising from Licensee's modification of the Licensed Product, or any element thereof or the combination of the Licensed Product, or any element thereof with software, hardware and other materials not provided by 5G; and 13.5.2.pay any final judgment entered or settlement against 5G thereon, provided, however, that Licensee shall not be responsible for any compromise or settlement made without its consent. 5G gives Licensee prompt written notice of the claim; Licensee is given the right to control and direct the investigation, preparation, defense and settlement of the claim; and 5G fully cooperates with Licensee, at Licensee's expense, in such defense and settlement. Notwithstanding the foregoing, 5G shall have the right at its cost to employ counsel of its choice to defend such claim.
13.6. Consequential Damages Waiver - TO THE MAXIMUM ALLOWED BY APPLICABLE LAW, IN NO EVENT SHALL 5G BE LIABLE FOR ANY LOSS, INABILITY TO USE, INTERRUPTION OF BUSINESS, OR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOST PROFITS) ARISING OUT OF THE LICENSED PRODUCT OR OTHERWISE UNDER THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION,WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY, OR OTHERWISE, EVEN IF 5G HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES,
13.7. Limitation of Liability - TO THE MAXIMUM EXTENT ALLOWED UNDER APPLICABLE LAW, IN NO EVENT SHALL 5G'S AGGREGATE LIABILITY TO LICENSEE, OR ANY CUSTOMER, END USER OR OTHER THIRD PARTY FOR ANY AND ALL CLAIMS RELATED TO THE LICENSED PRODUCT, OR ANY PART THEREOF, ARISING FROM OR RELATING TO THIS AGREEMENT, WHETHER IN CONTRACT^ TORT OR ANY OTHER THEORY OF LIABILITY, EXCEED THE ROYALTIES PAID BY LICENSEE TO 5G HEREUNDER PRIOR TO THE DATE OF THE EVENT GIVING RISE TO SUCH LIABILITY. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.
14.  TERM  AND  TERMINATION.
14.1. Term, -This Agreement shall enter into force on the Effective Date and shall continue for a period of Two (2) years and shall automatically renew for two {2} successive one (1) year renewal terms, unless either party notifies the other in writing of its intention not to renew the term at least thirty (30) days prior to the expiration of the then-current applicable renewal date (collectively, the "Term").
14.2. Termination for Cause - Either party shall have the right to terminate this Agreement at any time during the Term immediately by written termination notice to the other party, if any of the following occurs:
14.2.1. the other party materially breaches this Agreement and fails to cure such material breach within thirty (30) days following the date the breaching party receives written notice from the non-breaching party describing the breach; whereupon the non-breaching party may terminate this Agreement immediately upon written notice to the breaching party without granting the breaching party the right to cure such breach;.
14.2.2. the other party files a petition, action or other proceeding seeking reliefer protection under any bankruptcy laws, whether voluntary or involuntary; or the other party becomes insolvent, or is unable to pay its debts as due or ceases to conduct business in the normal course;
14.2.3. any current legislation or exchange controls under applicable law preclude Licensee from making payments to 5Q in United States currency for a period of sixty (60) days; provided, however, that termination under this agreement shall not relieve Licensee of its payment obligations under this Agreement; or
14.2.4. the enactment of any law or regulation by any governmental authority that would impair or restrict 5G's right to terminate this Agreement as herein provided, or ownership of interests in the Licensed Products and the Intellectual Property rights therein, or 5G's rights to receive payments under this Agreement.
14.3. Termination for Convenience - 5G shall have the right at any time and for any reason upon prior written notice of Ninety (90) days to terminate this agreement. Such termination shall become effective immediately upon expiration of the time period.
14.4, Effect of Expiration or Termination. - Upon the expiration or termination of this Agreement,
14.4.1. all rights and licenses granted by 5G to Licensee will terminate, and
14.4.2. Licensee shall cease to use or exploit in any manner the Confidential Information of 5G or any elements thereof, provided that Licensee shall not be prohibited from sublicensing the Licensed Software installed on units of the Licensed Product, in accordance with this agreement, which it has already received from 5G and for which it has paid 5G within thirty (30) days after the date of that 5G delivers such units to the Delivery Location (the "Paid Units"),
14.4.3. Licensee will promptly return to 5G all Confidential Information of 5G and all copies or derivatives thereof in any form in its possession or control (except that Licensee may retain copies of such Confidential Information in order to provide support to its Customers and End Users for Paid Units), and
14.4.4. 5G will promptly return to Licensee all Confidential Information of Licensee and all copies thereof. Any outstanding payment obligations with respect to Paid Units. Notwithstanding the foregoing, the expiration or termination of this Agreement will not relieve the parties of any liability or obligation that accrued prior to such expiration or termination.
15.  MISCELLANEOUS
15.1. Force Majeure - Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations (except for the payment of money) on account of strikes, shortages, riots, insurrections, fires, flood, storm, explosions, acts of nature, acts of terrorism, war, governmental action, labor conditions, earthquakes or any other cause which is beyond the reasonable control of such party, and such performance is excused for as long as said cause.
15.2. Waiver; Modification - The failure of either party to require performance by the other party of any provision hereof shall not affect its right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself. Any such waiver or any amendment of this Agreement must be in writing and signed by both ponies to be effective.
15.3. Severability - If one or more provisions in this Agreement are ruled entirely or partly invalid or unenforceable by any court or governmental authority of competent jurisdiction, then: (i) the validity and enforceability of all provisions not ruled to be invalid or unenforceable shall remain unaffected; (ii) the effect of such ruling shall be limited to the body making the ruling; (iii) the provision(s) held wholly or partly invalid or unenforceable shall be deemed amended, and the parties shall reform the provision(s) to the minimum extent necessary to render them valid and enforceable in conformity with the parties' intent as manifested herein; and
(iv) if the ruling, or the controlling principle of law or equity leading to the ruling, is subsequently overruled, modified, or amended, then the provision(s) in question, as originally set forth in this Agreement, shall be deemed valid and enforceable to the maximum extent permitted by the new controlling principle of law or equity.
15.4. Jurisdiction, Venue and Choice of Law; Litigation Costs; Assignment/injunctive Relief- This Agreement is entered into in and shall be governed, construed and enforced in all respects solely and exclusively under the laws of the State of California, USA without giving effect to any law which would result in the application of a different body of law. The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. Any and all suits hereunder shall be brought and resolved solely and exclusively in, and the parties hereby irrevocably consent to the exclusive jurisdiction and proper venue of, the state and federal courts located in the County of Los Angeles, State of California, USA, and waive any objections thereto based on any ground including Improper venue or Forum Non-Conveniens. The parties agree that any process directed to any of them in any such litigation may be served outside the State of California, USA, with the same force and effect as if the service had been made within the State of California, USA, and that service of process may be effected in accordance with Section 15.7 hereof. Any decision rendered by such court shall be binding, final and conclusive upon the parties, and a judgment thereon may be entered in, and enforced by, any court having jurisdiction over the party against which an award is entered or the location of such party's assets. The prevailing party in any action or suit shall be entitled to recover all costs it incurred in connection therewith, including, without limitation, reasonable attorneys' fees.
Licensee may neither assign nor delegate this Agreement, nor any of its rights or obligations hereunder, without 5G's prior written consent. 5G may freely assign or delegate this Agreement. Any purported assignment or delegation of this Agreement in violation of this agreement shall be null and void and of no effect. Subject to the preceding sentence, this Agreement shall bind each party and its permitted successors and assigns.
Notwithstanding anything to the contrary herein, each party shall be entitled to seek injunctive or other equitable relief, wherever such party deems appropriate in any jurisdiction, in order to preserve or enforce such parry's rights for any breach or threatened breach of the other party of Section 3, 8, 9, 13, 14, 15, Each party agrees that: (i) Sections 3, 8, 9, 13, 14, 15 are necessary and reasonable to protect the other party and its business, (ii) any violation of these provisions could cause irreparable injury to the other party for which money damages would be inadequate, and (iii) as a result, the other party will be entitled to seek and obtain injunctive relief against the breach or threatened breach of the provisions of Sections 3, 8, 9, 13, 14, 15 without the necessity of posting bond or proving actual damages. The parties agree that the remedies set forth in this agreement are in addition to and in no way preclude any other remedies or actions that may be available at law or under this Agreement.
Notices. Any notice under this Agreement must be given in English and made by confirmed facsimile, or similar communication or by certified or registered mail addressed to the respective parties as follows:
The effective dates of such notice shall be (a) upon evidence of successful facsimile transmission, or five (5) days following the date mailed for certified or registered letters and two (2) days following the date mailed for overnight letters, or (b) when delivered, if in person. The above addresses may be changed at any time by giving prior written notice as above provided.
15.5. Independent Contractors. The relationship between 5G and Licensee is solely that of independent contractors. Neither party nor its employees, agents or representatives shall be considered employees, agents, partners, franchisees, owners, joint ventures or representatives of the other party. Neither party shall act or represent itself, directly or by implication, as agent, party to a joint venture with the other party, partner or representative of the other, or in any manner assume or attempt to assume or create any obligation or liability of any kind, express or implied, on behalf of, or in the name of, the other.
15.6. No Price Controls - Each party shall solely determine the prices at which each party sells products to third parties, including the Licensed Products. Neither party is attempting to restrict the other party from independently setting its prices for products.
15.7. Restricted Rights. - Licensee agrees that the Licensed Hardware and/or Software, or any portion thereof, is a "commercial item," as that term is defined at 48 C.F.R. 2.101 (OCT 1995), consisting of "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 C.F,R. 12.212 (SEPT 1995), Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4 (JUNE 1995) (and any superseding regulations), Licensee will provide the Licensed Software and/or Documentation, or any portion thereof, to U.S. Government End Users (i) only as a commercial end item and (ii) with only those rights as ore granted to all other End Users pursuant to the terms and conditions herein. Licensee further agrees that should it provide the Licensed Software and/or Documentation, or any portion thereof, to another governmental entity, Licensee shall make reasonable commercial efforts to enter into an agreement ensuring that the proprietary rights of 5G and its suppliers receive the maximum protection available from such entity for commercial software developed at private expense. Additionally, in the event that Licensee receives a request from any agency of the U,S, Government, or from any agency of the government of another country to provide the Licensed Hardware, Software and/or Documentation, or any portion thereof, with rights beyond those set forth above, Licensee will notify 5G of the scope of rights requested and the agency making such request and 5G will have twenty (20) business days to, in its sole discretion, accept or reject such request.
15.8. Export Controls - Licensee understands that the Licensed Products are subject to the export control laws and regulations of the U.S. or Other applicable jurisdictions. Licensee agrees that it will not export or re-export the Licensed Products in violation of such laws or regulations. With respect to any export transactions by under this Agreement, both parties will cooperate in any reasonable manner to effect compliance with all applicable export regulations with regard to the Licensed Products.
15.9. Corrupt Practices - Licensee shall not, directly or indirectly, make, offer or agree to make or offer on behalf of 5G, any loan, gift, donation or other payment, directly or indirectly, whether in cash or in kind, for the benefit of or at the direction of any candidate, committee, political party, political function or government or government subdivision, or any individual elected, appointed or otherwise designated as an employee or officer thereof, for the purposes of influencing any act or decision of such entity or individual or inducing such entity or individual to do or omit to do anything in order to obtain or retain business or other benefits in violation of the United States Foreign Corrupt Practices Act.
15.10. Boycott - Licensee shall not, directly or indirectly, take any action that would cause 5G to be in violation of United States anti-boycott laws under the United States Export Administration Act or the United States Internal Revenue Code, or any regulation thereunder.
15.11. Section Headings - Section headings are inserted herein for convenience only and form no part of this Agreement.
15.12. Official Language - The official version of this Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language ahall not be binding on the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.
15.13. Entire Agreement - This Agreement and the Exhibits A through E attached hereto represent and constitute the sole, final and entire agreement between the parties with respect to the subject matter hereof, may only be amended in writing signed by both parties, and supersede all prior agreements and understandings with respect to the matters covered by this Agreement.
15.14. Counterparts - This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A party may deliver this Agreement by transmitting a facsimile of this Agreement signed by such party to the other party, which facsimile signature shall be deemed an original for all purposes.
15.15. Non-exclusivity - Nothing herein shall be deemed to restrict 5G's right or ability, whether during the Term or at any time thereafter, to; (i) directly or indirectly sell, license, use, promote, market, exploit, develop or otherwise deal in any Licensed Products or other product or service of any kind in any location; or (ii) enter into any business arrangement of whatever nature or description, including without limitation arrangements similar to those contemplated in this Agreement, with any other entity in any location.
15.16. Interpretation - This Agreement has been negotiated by the parties and their respective counsel. This Agreement wilt be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any party. Any ambiguity will not be interpreted against the drafting party.
REMAINDER  OF  PAGE  LEFT  INTENTIONALLY  BLANK

"5G"

/s/  Jerry  Dix
--------------------
Jerry  Dix

"Licensee"

/s/  Michael  Cummings
-----------------------
Michael  Cummings

IMPORTANT- PLEASE READ THIS END USER LICENSE AGREEMENT ("AGREEMENT") CAREFULLY BEFORE INSTALLING OR USING ANY 50 WIRELESS COMMUNCIACTIONS, INC. ("5G") HARDWARE, SOFTWARE AND/OR APPLICABLE USER DOCUMENTATION PROVIDED BY 5G FOR THE HARDWARE AND/OR SOFTWARE (THE "DOCUMENTATION") PROVIDED BY 5G(COLLECTIVELY, THE HARDWARE, SOFTWARE AND DOCUMENTATION ARE THE "PRODUCTS"). INSTALLATION, AND/OR USE OF ANY PRODUCT CONSTITUTES YOUR ACCEPTANCE OF THIS AGREEMENT. YOUR WRITTEN APPROVAL IS NOT A PREREQUISITE TO THE ENFORCEABILITY OF THIS AGREEMENT AND NO SOLICITATION OF SUCH WRITTEN APPROVAL ON BEHALF OF 5G SHALL BE CONSTRUED AS AN INFERENCE TO THE CONTRARY. IF THIS AGREEMENT IS
IF YOU ARE ACCESSING THE SOFTWARE ELECTRONICALLY, CONFIRM YOUR ACCEPTANCE OF THESE TERMS BY SELECTING THE "I ACCEPT' BUTTON DURING THE INSTALLATION PROCESS. IF YOU DO NOT ACCEPT THESE TERMS, YOU MUST NOT, AND ARE NOT ALLOWED TO, INSTALL THE SOFTWARE, AND YOU MUST RETURN ALL PRODUCTS AND PACKAGING TO THE POINT OF PURCHASE WITHIN TEN (10) DAYS FOLLOWING THE DATE YOU ACQUIRED IT FOR A FULL REFUND.
1. Ownership - 5O (or its licensors) owns all rights, title and interests, including any and all Intellectual Property Rights, in and to the 5G Hardware and/or Software (the "Product") (including all images, photographs, animations, video, audio, music, text, and "applets" therein) and all copies and portions thereof. The product is only licensed to you, not sold. Intellectual Property Rights" collectively means any and all patents, data rights, utility models, business processes, trade secrets, know how, trademarks, marks, service marks, names, trade names, mask works, copyrights, moral rights and any other form of proprietary protection, or any application therefore, under the laws of the United States, any other jurisdiction or any bi-lateral or multi-lateral treaty regime (collectively, "Jurisdictions")
2. Grant of License - Subject to this Agreement, 5G grants you a limited, fee-bearing, non-exclusive, revocable, non-sub licensable and non-transferable license to use the Product only in accordance with the Documentation. The
Product  shall  be  used  only  by  you  or  your  employees.
3.    License  Restrictions  -  You  shall  not:
3.1.   sublicense,  rent,  or otherwise provide the Software to any third party;
3.2. use the Product for illegal purposes or in violation of any third party's rights;
3.3. reveal serial numbers, accounts, passwords, device identification numbers, or other information that could jeopardize the integrity of your 5G account;
3.4. delete or tamper with the Software contain with the product or the 5G Design mark and/or other related 5G trademarks and/or tag lines; or
3.5. delete or modify any Intellectual Property Rights notices on any Product. Except as otherwise expressly authorized by applicable law, you shall not:
3.5.1. reverse engineer, decompile, modify, translate, or reveal underlying ideas or algorithms, of the Software, or create derivative works of, the Software or incorporate the Software into or with other software; or
3.5.2.  copy  the  Product  for  any  purpose.
4. No Implied License or Rights - Except for the licenses in Section 2, 5G reserves all Intellectual Property Rights in the Software.
5. High Risk Activities - The Software is not fault-tolerant and is not intended for use in hazardous environments requiring fail-safe performance (for example, the operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, medial device and life support machines, or weapon systems) in which Software failure could lead to death, personal injury or severe physical and environmental damage ("High Risk Activities"). Accordingly, the Agreement excludes any High Risk Activities and you shall not use the Software in connection with any High Risk Activities of any kind.
6. Term and Termination - This Agreement shall be and remain effective unless and until you breach this Agreement in which case this Agreement shall terminate immediately without notice from 5G. Upon termination of such license grant for any reason, you must return or destroy the Hardware and/or Software. The provisions of Sections 1,3,4,5,6,7,9, 10, 12 and 13 shall survive termination of this Agreement for any reasons.
7.    Export  Control  Requirements  -  You  shall  not  export,  directly  or indirectly,  any  Product  to  any  country  for  which  the  U.S.
Government requires an export license or other governmental approval, without first obtaining that license or approval when required by applicable United States law.
8. Limited Warranty - Unless otherwise expressly required by applicable law, 5G warrants to you that:
8.1. the Product will be free from material defects and will perform in substantial compliance with the Documentation for a period of ninety (90) days from your purchase date; and
8.2. the Hardware will be free from material defects and will perform in substantial compliance with the Documentation accompanying the Hardware for a period of one (1) year from your purchase date (in each case, "Warranty Period"). 50 shall provide the technical support and upgrades for original purchasers.
8.3. 5G confirmation of a warranty defect, 5G at its sole option, shall either repair or replace the defective Hardware or Software or refund your purchase price therefore. Replacement products or repaired items may be new, refurbished or functionally equivalent items, Repair, replacement, or refund is the sole and exclusive obligation of 5G and remedy available to you from 5G for defective Products.
25

Your  warranty  rights  will  be  honored  only  if  you:
(a)  read  and  follow  the  Documentation  accompanying  the  Products;
(b) do not use any Products with non-5G products, unless otherwise authorized in the Documentation;
(c)  comply  with  this  Agreement;
(d)  do  not  tamper  with  any  Products'  external  label  or  serial  number;
(e)  do  not  open  any  Products'  case;
(f)  do  not  modify  or  alter  any  Products;  and
(g) do not attempt to repair, or allow any third party to repair any Products other than a 5G authorized representative.
9. Warranty Disclaimer - THE WARRANTIES SET FORTH IN THIS AGREEMENT ARE THE ONLY WARRANTIES HEREUNDER AND 5G DOES NOT WARRANT THAT ANY PRODUCT WILL
9.1.   MEET  YOUR  REQUIREMENTS,
9.2.   BE  INTEROPERABLE  WITH  ANY  OTHER  TECHNOLOGY,  OR
9.3. FUNCTION WITHOUT INTERRUPTION OR ERROR. EXCEPT AS EXPLICITLY WARRANTED IN AGREEMENT, 5G DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, OR WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, TRADE OR PRACTICE. NO ORAL OR OTHER WRITTEN INFORMATION SHALL CREATE ANY WARRANTY.
10. Limitation of Liability - IN NO EVENT SHALL 5G 'S TOTAL LIABILITY TO YOU FOR ALL DAMAGES, LOSSES, OR CAUSES OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EXCEED THE TOTAL AMOUNT PAID BY YOU FOR THE PRODUCT GIVING RISE TO LIABILITY. UNDER NO CIRCUMSTANCES SHALL 5G BE LIABLE FOR ANY LOST REVENUE OR PROFITS, COST OF PROCUREMENT OF SUBSTITUTE GOODS OR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, RELIANCE OR CONSEQUENTIAL DAMAGES. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.
11. Jurisdictional Limitations - CERTAIN JURISDICTIONS DO NOT ALLOW THE LIMITATION OR EXCLUSION OF CERTAIN WARRANTIES OR LIABILITY. HENCE, THE ABOVE LIMITATIONS OR EXCLUSIONS MAY NOT LIMIT YOUR RIGHTS HEREUNDER. YOU MAY HAVE
ADDITIONAL  RIGHTS  WHICH  LICENSEE   FROM  JURISDICTION  TO  JURISDICTION.
12. Maintenance - Except as set forth in the Support Policy, 5G is not obligated to provide maintenance, technical support or updates to you for any Product.
Miscellaneous.
13. Controlling Law - This Agreement shall be deemed to have been made in, and shall be solely and exclusively construed under, the laws of the State of California, United States of America, without giving effect to any law which would result in the application of a different body of law. The United Nations Convention on Contracts for the International Sales of Goods shall not apply to this Agreement.
14. Dispute Resolution - Any and all disputes arising under or in connection with this Agreement shall be brought and resolved solely, exclusively and finally in the state or federal courts located in Los Angeles County, California, U.S.A. Each party hereby irrevocably consents to the jurisdiction and venue of the state and federal courts located in Los Angeles County, California, U.S.A. in connection with any claim, action, suit, or proceeding relating to this Agreement. A judgment of such court thereon may be entered in, and enforced by, any court having jurisdiction over the party against which an award is entered or the location of a party's assets, and the parties irrevocably waive any objection to the jurisdiction of such courts based on any ground.
Notwithstanding the foregoing, 5G shall have the right to enforce its rights under agreements, including seeking injunctive or equitable Or similar relief, from any court of competent jurisdiction wherever located. The parties hereby irrevocably waive any objection that they may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agree not to plead or claim the same.
15. Government Licensee - If you are acquiring any Product on behalf of any unit or agency of the United States Government, the following provisions apply:
15.1. the Government acknowledges 5G's representation that the Hardware and/or Software was developed at private expense and no part of it is in the public domain;
15.2. the Government acknowledges 5G's representation that the Hardware and/or Software is "Restricted Computer Hardware and/or Software" as that term is defined in Clause 52.227-19 of the Federal Acquisition Regulations ("FAR") and is "Commercial Computer Hardware and/or Software" as .that term is defined in Subpart 227.471 of the Department of Defense Federal Acquisition Regulation Supplement ("DFARS"). The Government agrees that:
15.2.1. if the Hardware and/or Software is supplied to the Department of Defense ("DOD"), the Software is classified as "Commercial Computer Software" and the Government Is acquiring only "limited rights" in the Software as that term is defined in Clause 252,227-7013(a)(13) of the DFARS, and
15.2.2. if the Hardware and/or Software is supplied to any unit or agency of the United States Government other than DOD, the Government's rights in the Software shall be as defined in Clause 52.227-19(c)(2) of the FAR. In the event that any of the above referenced agency regulations is modified or amended, the subsequent equivalent regulations shall apply.
16. Sever ability - If any provision in this Agreement is ruled entirely or partly unenforceable by any court of competent jurisdiction, then:
16.1. such provision shall be deemed amended, and the parties shall reform the provision to the minimum extent necessary to render it valid and enforceable in conformity with the parties' intent manifest in this Agreement; and
16.2. the validity and enforceability of all provisions not ruled to be invalid or unenforceable shall remain unaffected.
17. Inspection - 5G shall have the right, at its own expense and upon reasonable written notice to you, to periodically inspect your premises and such documents as 5G may reasonably require, for the exclusive purpose of verifying your compliance with your obligations under this Agreement.
18. Confidentiality - Except as expressly allowed by this Agreement, you will not at any time use or disclose to any person or entity any Software, Documentation or related technology, idea, algorithm or information.
19. Information - You consent and hereby authorize 5G to collect and use information including, but not limited to, your use of the Product, billing plan and revenue generation information, location of the Products, your third party users' ("Users") activity, and Users' Media Access Control addresses, solely for 5G's internal purposes.
20. Additional Software - You agree that through your use of the Products, 5G may periodically offer you the opportunity to license additional Software, either royalty-free or for additional consideration.
21. Complete Agreement - This Agreement, including the Support Policy incorporated by reference herein, constitutes the sole, final and entire Agreement between the parties wilh respect to the subject matter hereof and may only be amended in writing. This Agreement supersedes and terminates all prior discussions, understandings and agreements with respect to the subject matter.
22. Indemnification - You shall defend, indemnify and hold harmless 5G its officers, directors, employees, agents, representatives, and distributors, from and against any and all suits, actions, claims, costs, damages, losses, liabilities and expenses (including legal fees) suffered or incurred by 5G in connection with your breach of Sections 3,5 or 7.
Should you have any questions concerning this Agreement, or if you desire to contact 5G for any reason, please write to:

5G  Wireless  Communications,  Inc.
4136DeIReyAve.
Marina  Del  Key,  California  90292
EXHIBIT  C  License  Agreements  for  Open  Source  Programs

The following are the license agreements that relate to the following Open Source Programs:

1.   DHCPWIDE-implementation  Version  1.4.0
Copyright (c) 1987,1989 Regents of the University of California - All rights reserved. This code is derived from software contributed to Berkeley by Arthur David Olson of the National Cancer Institute. Redistribution and use in source and binary forms, with or without modification, are permitted provided that the following conditions are met:
1. Redistributions of source code must retain the above copyright notice, this list of conditions and the following disclaimer.
2. Redistributions in binary form must reproduce the above copyright notice, this list of conditions and the following disclaimer in the documentation and/or other materials provided with the distribution.
3. All advertising materials mentioning features or use of this software must display the following acknowledgement: This product includes software developed by the University of California, Berkeley and its contributors.
4. Neither the name of the University nor the names of its contributors may be used to endorse or promote products derived from this software without specific prior written permission.
THIS SOFTWARE IS PROVIDED BY THE REGENTS AND CONTRIBUTORS "AS IS" AND ANY EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED
WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE DISCLAIMED, IN NO EVENT SHALL THE REGENTS OR CONTRIBUTORS BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES; LOSS OF USE, DATA, OR PROFITS; OR BUSINESS INTERRUPTION) HOWEVER CAUSED AND ON. ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, STRICT LIABILITY, OR TORT (INCLUDING NEGLIGENCE OR OTHERWISE) ARISING IN ANY WAY OUT OF THE USE OF THIS SOFTWARE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.
Copyright (c) 1000,1992 The Regents of the University of California - All rights reserved. Redistribution and use in source and binary forms, with or without modification, are permitted provided that: (1) source code distributions retain the Above copyright notice and this paragraph in its entirety, (2) distributions including binary code include the above copyright notice and this paragraph in Its entirety in the documentation or other materials provided with the distribution, and (3) all advertising materials mentioning features or use of this software display the following acknowledgement: "This product includes software developed by the University of California, Lawrence Berkeley Laboratory and its contributors." Neither the name of the University nor the names of its contributors may be used to endorse or promote products derived from this software  without  specific  prior written permission. THIS SOFTWARE IS PROVIDED
"AS IS" AND WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
Copyright (c) 1983,1989 The Regents of the University of California. - All rights reserved. Redistribution and use in source and binary forms, with or without modification, are permitted provided that the following conditions are met:
1. Redistributions of source code must retain the above copyright notice, this list of conditions and the following disclaimer.
1. Redistributions in binary form must reproduce the above copyright notice, this list of conditions and the following disclaimer in the documentation and/or other materials provided with the distribution.
3. All advertising materials mentioning features or use of this software must display the following acknowledgement: This product includes software developed by the University of California, Berkeley and its contributors.
4. Neither the name of the University nor the names of its contributors may be used to endorse or promote products derived from this software without specific prior written permission.
THIS SOFTWARE IS PROVIDED BY THE REGENTS AND CONTRIBUTORS "AS IS" AND ANY EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED
WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE DISCLAIMED. IN NO EVENT SHALL THE REGENTS OR CONTRIBUTORS BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES; LOSS OF USE, DATA, OR PROFITS; OR BUSINESS INTERRUPTION) HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, STRICT LIABILITY, OR TORT (INCLUDING NEGLIGENCE OR OTHERWISE) ARISING IN ANY WAY OUT OF THE USE OF THIS SOFTWARE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.
Copyright (c) 1988 by Carnegie Mellon - Permission to use, copy, modify, and distribute this program for any purpose and without fee is hereby granted, provided that this copyright and permission notice appear on all copies and supporting documentation, the name of Carnegie Mellon not be used in advertising or publicity pertaining to distribution of the program without specific prior permission, and notice be given in supporting documentation that copying and distribution is by permission of Carnegie Mellon and Stanford University. Carnegie Mellon makes no representations about the suitability of this software for any purpose, It is provided "as is" without express or implied warranty. Copyright (c) 1988 by Carnegie Mellon - Permission to use, copy, modify, and distribute this program for any purpose and without fee is hereby granted, provided that this copyright and permission notice appear on all copies and supporting documentation, the name of Carnegie Mellon not be used in advertising or publicity pertaining to distribution of the program without specific prior permission, and notice be given in supporting documentation that copying and distribution is by permission of Carnegie Mellon, Carnegie Mellon makes no representations about the suitability of this software for any purpose. It is provided "as is" without express or Implied warranty.
2.   OpenSSL
Copyright (c) 1998-2000 The OpenSSL Project - All rights reserved. Redistribution and use hi source and binary forms, with or without modification, are permitted provided that the following conditions are met;
1. Redistributions of source code must retain the above copyright notice, this list of conditions and the following disclaimer.
2. Redistributions in binary form must reproduce the above copyright notice, this list of conditions and the following disclaimer in the documentation and any other materials provided with the distribution.
3. All advertising materials mentioning features or use of this software must display the following acknowledgment: This product includes software developed by the OpenSSL Project for use in the OpenSSL Toolkit, (http://www.openssl.org)
4. The names "OpenSSL Toolkit" and "OpenSSL Project" must not be used to endorse or promote products derived from this software without prior written permission. For written permission, please contact openssl-core@openssl.org
5. Products derived from this software may not be called "OpenSSL" nor may "OpenSSL" appear in their names without prior written permission of the OpenSSL
Project.       '
6. Redistributions of any form whatsoever must retain the following acknowledgment: "This product includes software developed by the OpenSSL Project for use in the OpenSSL Toolkit (http://www.openssl.org)"
THIS SOFTWARE IS PROVIDED BY THE OpenSSL PROJECT "AS IS" AND ANY EXPRESSED OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE DISCLAIMED. IN NO EVENT SHALL THE OpenSSL PROJECT OR ITS CONTRIBUTORS BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES; LOSS OF USE, DATA, OR PROFITS; OR BUSINESS INTERRUPTION) HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, STRICT LIABILITY, OR TORT (INCLUDING NEGLIGENCE OR OTHERWISE) ARISING IN ANY WAY OUT OF THE USE OF THIS SOFTWARE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. This product includes cryptographic software written by Eric Young (eay@cryptsoft.com). This product includes software written by Tim Hudson (tjh@cryptsoft.com).
3.   SSLeay
Copyright (C) 1995-1998 Eric Young (eay@cryptsoft.com) All rights reserved. This package is an SSL implementation written by Eric Young (eay@ciyptsoft.com). The implementation was written so as to conform with Netscapes SSL. This library is free for commercial and non-commercial use as long as the following conditions are adhered to. The following conditions apply to all code found in this distribution, be it the RC4, RSA, lhash, DBS, etc., code; not just the SSL code. The SSL documentation included with this distribution is covered by the same copyright terms except that the holder is Tim Hudson (tjh@cryptsoft.com).
Copyright remains Eric Young's, and as such any Copyright notices in the code are not to be removed. If this package is used in a product, Eric Young should be given attribution as the author of the parts of the library used. This can be in the form of a textual message at program startup or in documentation (online or textual) provided with the package, Redistribution and use in source and binary forms, with or without modification, are permitted provided that the following conditions are met:
1. Redistributions of source code must retain the copyright notice, this list of conditions and the following disclaimer.
1. Redistributions to binary form must reproduce the above copyright notice, this list of conditions and the following disclaimer in the documentation and/or other materials provided with the distribution.
3. All advertising materials mentioning features or use of this software must display the following acknowledgement: "This product includes cryptographic software written by Eric Young (eay@cryptsoft.com)". The word 'cryptographic' can be left out if the routines from the library being used are not cryptographic related:-).
4. If you include any Windows specific code (or a derivative thereof) from the apps directory (application code) you must include an acknowledgement: "This product includes software written by Tim Hudson (tjh@cryptsoft.com)"

THIS SOFTWARE IS PROVIDED BY ERIC YOUNG "AS IS" AND ANY EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE DISCLAIMED. IN NO EVENT SHALL THE AUTHOR OR CONTRIBUTORS BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES; LOSS OF USE, DATA, OR PROFITS; OR BUSINESS INTERRUPTION) HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, STRICT LIABILITY. OR TORT (INCLUDING NEGLIGENCE OR OTHERWISE) ARISING IN ANY WAY OUT OF THE USE OF THIS SOFTWARE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. The license and distribution terms fur any publicly available version or derivative of this code cannot be changed, i.e. this code cannot simply be copied and put under another distribution license including the GNU Public License.